SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                Form 8-K

                              CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934.

                       Date of report: April 6, 1999

                            Lotus Pacific, Inc.
           (Exact name of registrant as specified in its charter)

                                Delaware
                          State of Organization

                               000-24999
                         Commission File Number

                               52-1947160
                      Employer Identification Number

       200 Centennial Avenue, Suite 201, Piscataway, New Jersey 08854
                    Address of Principal Executive Office

                             (732) 885-1750
            Registrant's Telephone Number, Including Area Code



Item 5.    OTHER EVENTS

On April 6, 1999, the Company issues 15,250,666 shares of common stock to shareholders of TurboNet Communications and Arescom Inc.

On March 15, Lotus Pacific signed an Acquisition Agreement to acquire an equity interest in TurboNet Communications ("TurboNet"), a San Diego, California, corporation. Under the terms of the Acquisition Agreement, Lotus Pacific will issue $80 million worth of restricted shares in exchange for 81% of TurboNet's equity. The shares so issued by Lotus Pacific are prohibited from being sold until TurboNet's annual gross revenue exceeds $30 million with a before-tax annual net profit of not less than $6 million. Lotus Pacific also agreed to provide TurboNet with $20 million in cash as working capital.

TurboNet Communications is a premier developer of advanced cable modem technologies and products. Its products include DOCSIS-compliant cable modem chipsets, TurboPort-MCNS cable network module, MCNS cable data bridge, and internal & external cable modems. TurboNet Communications is also providing cable modem and infrastructure equipment on an OEM basis. Toshiba Corporation of Japan is one of the shareholders and partners of TurboNet Communications.

On March 15, Lotus Pacific signed an agreement with Arescom Inc.
("Arescom"), a Fremont, California, corporation, whereby Lotus Pacific will issue $30 million worth of restricted shares to acquire an 81% equity interest in Arescom. The shares so issued by Lotus Pacific may not be sold until Arescom's annual gross revenue exceeds $15 million with a before-tax annual net profit of not less than $3 million. Lotus Pacific also agreed to provide Arescom with $10 million in cash as working capital.

Arescom designs, manufactures and markets a complete line of high quality inter-networking router equipment for PSTN, ISDN, xDSL and Ethernet environments. Arescom provides users a broad range of remote access products that offer an unprecedented level of technical features integrating voice and data along with Intelligent GUI and 100% remote management tools for easy set-up and network management. Arescom's customers include ISPs, re-sellers, and system integrators in North America. Arescom's worldwide partners include Telecom Device in Japan, NST in China, EuroBizz in Germany, Viking Telecom in Sweden, Exer Datacom in France, Dakel Information in Spain, PcExpress in Italy, etc.



Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

 (a)  Financial statements of business acquired.

      N/A

 (b)  Pro forma financial information.

      N/A

 (c)  Exhibits

      N/A




                                 Signature



Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.




                                  LOTUS PACIFIC, INC.


Date:  April 6, 1999                    By: /s/     James Yao
                                       ---------------------------------
                                       James Yao, Chairman of the Board